Exhibit 5.1

John T. McKenna
+ 1 650 843 5059
jmckenna@cooley.com

October 2, 2020
Axovant Gene Therapies Ltd.
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Ladies and Gentlemen:
We have acted as U.S. counsel for Axovant Gene Therapies Ltd., currently an exempted limited company incorporated under the laws of Bermuda (“Axovant”), in connection with (i) the proposed domestication of Axovant (the “Domestication”) as a corporation in the State of Delaware under the name Sio Gene Therapies Inc. (“Sio Gene Therapies”) in accordance with Section 388 (“Section 388”) of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the filing by Axovant of a Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the Domestication.

In connection with this opinion, we have examined and relied upon the Registration Statement and the prospectus included in the Registration Statement, the form of the certificate of corporate domestication (the ”Certificate of Domestication”) to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”), the form of Sio Gene Therapies’ certificate of incorporation (the “Certificate of Incorporation”) filed as Exhibit 3.1 to the Registration Statement, and the form of Sio Gene Therapies’ Bylaws filed as Exhibit 3.2 to the Registration Statement, which is to be in effect upon the completion of the Domestication, and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery by all persons of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of Sio Gene Therapies and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and, as to the Warrants (as defined below) constituting valid and binding obligations of Sio Gene Therapies, the laws of the State of New York. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

We note that Axovant is incorporated under the laws of Bermuda. We have assumed all matters determinable under the laws of Bermuda, including without limitation that (i) immediately prior to the Domestication, Axovant was duly organized, validly existing and in good standing under the laws of Bermuda, (ii) Axovant had full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388, (iii) the laws of Bermuda permit Axovant to domesticate in the State of Delaware pursuant to Section 388, (iv) the discontinuation of Axovant from Bermuda was duly authorized by all necessary corporate action as provided for in the Third Amended and Restated Bye-laws of Axovant and was duly effected in accordance with Bermuda law, (v) any and all consents, approvals and authorizations from applicable Bermuda governmental authorities required to authorize and permit Axovant to domesticate in the State of Delaware pursuant to Section 388 have been obtained, (vi) the issued and outstanding common shares of Axovant as an exempted limited company incorporated under the laws of Bermuda immediately prior to the Domestication were validly issued, fully paid and nonassessable, (vii) Axovant has sufficient authorized common shares, par value $0.00001 per share (“Common Shares”), available to cover all Common Shares underlying outstanding prefunded warrants, and (viii) Axovant has duly authorized, executed and delivered such prefunded warrants (the “Warrants”).

With regard to our opinion regarding the Warrant Shares (as defined below), we express no opinion to the extent that, notwithstanding Sio Gene Therapies’ reservation of shares of its common stock, par value $0.00001 per share (“Common Stock”) immediately following the Domestication, future issuances of securities, including the Warrant Shares, of Sio Gene Therapies and/or antidilution adjustments to outstanding securities, including the Warrants, of Sio Gene Therapies cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

With regard to our opinion regarding the Warrants constituting valid and binding obligations of Sio Gene Therapies:
(i)Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Warrants.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon the filing of the Certificate of Domestication and the Certificate of Incorporation with the Secretary of State:

(1)The issued and outstanding Common Shares of Axovant will be converted by operation of law into an equivalent number of validly issued, fully paid and non-assessable shares of Common Stock of Sio Gene Therapies.

(2)The outstanding Warrants will be converted by operation of law into prefunded warrants of Sio Gene Therapies to purchase an equivalent number of validly issued, fully paid and non-assessable shares of Common Stock (the “Warrant Shares”), and the Warrants will be valid and binding obligations of Sio Gene Therapies.

(3)The shares of Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the incorporation by reference of this opinion into any registration statement that Axovant may file pursuant to Rule 462(b) under the Act with respect to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
Cooley LLP

By: _/s/ John T. McKenna____________
    John T. McKenna

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